UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 2, 2011
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19673	51-0332317

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On March 2, 2011, America Service Group Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Valitás Health Services, Inc., a Delaware corporation (“Valitás”), and Whiskey Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Valitás (“Merger Sub”), providing for the acquisition of the Company by Valitás. Subject to the terms and conditions of the Merger Agreement, the Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Valitás.
     At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company that is issued and outstanding as of immediately prior to the Effective Time (other than shares held by the Company, Valitás or any of their respective subsidiaries or shares held by stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be automatically converted into the right to receive $26.00 in cash, without interest (such per share amount, the “Merger Consideration”). As of the Effective Time, all such converted shares of common stock of the Company shall no longer be outstanding and shall automatically be canceled and shall cease to exist.
     Each issued and outstanding option to purchase shares of Company common stock will vest in full as of immediately prior to and contingent on the closing of the Merger, and each holder of an option that has an exercise price per share that is less than the Merger Consideration will be entitled to receive after the Effective Time an amount in cash equal to the excess of the Merger Consideration over such exercise price per share, in each case multiplied by the number of shares of Company common stock underlying the option. Additionally, all restricted shares of Company common stock that are subject to vesting or forfeiture conditions (whether time-based or performance-based) that are outstanding as of immediately prior to the Effective Time shall become fully vested immediately prior to and contingent on the closing of the Merger.
     The Company’s Board of Directors (the “Board”), based on the recommendation of the disinterested members of the Board, unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. In connection with such approval, Oppenheimer & Co. Inc. rendered its opinion to the Board that, as of the date of the opinion and subject to the various assumptions and qualifications set forth therein, the Merger Consideration to be received by the Company’s stockholders is fair, from a financial point of view, to such stockholders.
      The consummation of the Merger is subject to certain customary conditions, including, without limitation: (i) the approval by the holders of at least a majority of the outstanding shares of Company common stock entitled to vote on the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) receipt of any required approvals or expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and (iii) the absence of any law or order prohibiting or otherwise making illegal the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation: (i) the accuracy of the representations and warranties made by the other party to the Merger Agreement, subject to customary materiality qualifiers; and (ii) the compliance by the other party with its obligations and preclosing covenants thereunder, subject to other customary materiality qualifiers.

     The Merger Agreement contains customary representations and warranties of the parties. The Merger Agreement also contains customary covenants, including covenants requiring: (i) each of the parties to use reasonable best efforts to cause the Merger to be consummated; and (ii) the Company to call and hold a stockholders’ meeting at which the Board will recommend, subject to certain exceptions based on its fiduciary duties, that the stockholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The Merger Agreement also requires the Company to conduct its operations in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time.
     Under the terms of the Merger Agreement, the Company may solicit, initiate and encourage other proposals to acquire the Company, and provide non-public information and participate in discussions or negotiations in connection therewith, until 12:00 a.m. (Eastern time) on April 17, 2011 (the “No-Shop Period Start Date”). Starting on the No-Shop Period Start Date, the Company will be subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties who have not submitted an acquisition proposal to the Company prior to the No-Shop Period Start Date. Until 12:00 a.m. (Eastern time) on May 1, 2011, however, the Company may continue discussions or negotiations with any “Excluded Party,” which is generally defined in the Merger Agreement as any party from whom the Company receives an acquisition proposal prior to the No-Shop Period Start Date that, before the No-Shop Period Start Date, the Board determines in good faith, after consultation with its independent financial advisors, is or would reasonably be expected to result in a Superior Proposal (as such term is defined in the Merger Agreement), and which acquisition proposal has not been withdrawn or failed to be a Superior Proposal or an acquisition proposal that would reasonably be expected to result in a Superior Proposal for any continuous period of at least five business days.
     The “no-shop” restrictions in the Merger Agreement are also subject to a customary “fiduciary-out” provision which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to an unsolicited alternative acquisition proposal that the Board has determined is or would reasonably be expected to result in a Superior Proposal. Notwithstanding the foregoing, the Company is required to provide Valitás with certain information regarding its discussions with third parties, and under specified circumstances to negotiate in good faith with Valitás in the event of other acquisition proposals and/or certain other developments.
     The Merger Agreement also contains certain termination rights in favor of each party, including rights allowing the Company to terminate the Merger Agreement in order to accept a Superior Proposal. Upon termination of the Merger Agreement under certain specified circumstances, the Company will be required to pay to Valitás a specified fee and to reimburse Valitás for up to $2.0 million in transaction expenses. For instance, in the event that Valitás or the Company exercises its rights to terminate the Merger Agreement in certain circumstances, the Company will be required to pay to Valitás a fee in the amount of $8.0 million, plus transaction expenses. However, if certain terminations result from the Company’s acceptance of a Superior Proposal made by an Excluded Party, then the fee payable to Valitás will be reduced to $4.5 million, plus transaction expenses.
     Barclays Bank PLC and Bank of America, N.A. (collectively, the “Senior Lenders”) have provided customary senior debt commitment letters dated March 2, 2011, to provide Valitás with $360.0 million in senior secured credit facilities, comprised of: (i) a term loan facility of $285.0 million; and (ii) a revolving credit facility of $75.0 million. In addition, funds managed by GSO Capital Partners LP and its affiliates (the “Mezzanine Lender” and collectively with the Senior Lenders, the “Lenders”) have provided customary mezzanine financing commitment letters dated March 2, 2011, to provide Valitás with $100.0 million in gross proceeds from the issuance and sale by Valitás of unsecured senior subordinated notes pursuant to a private placement. The obligations of the Lenders to provide the debt financing under the respective debt commitment letters are subject to a number of conditions which the Company believes are customary for financings of this type or are otherwise similar to certain conditions in the Merger Agreement. The final termination date for the commitments under each debt commitment letter is August 31, 2011. The Merger Agreement does not contain any financing condition or reverse termination fee.
     The Merger Agreement is attached to this Current Report on Form 8-K to provide the Company’s stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company, Valitás, their respective subsidiaries and affiliates or any other party. The representations and warranties contained in the Merger Agreement have been negotiated only for the purpose of the Merger Agreement and are intended solely for the benefit of the parties thereto. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain supplemental disclosures provided by the Company to Valitás in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, Valitás, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.
     AS A RESULT OF THE FOREGOING, INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED NOT TO RELY ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE MERGER AGREEMENT, OR ON ANY DESCRIPTIONS THEREOF, AS ACCURATE CHARACTERIZATIONS OF THE STATE OF FACTS OR CONDITION OF THE COMPANY OR ANY OTHER PARTY. INVESTORS AND STOCKHOLDERS ARE LIKEWISE CAUTIONED THAT THEY ARE NOT THIRD-PARTY BENEFICIARIES UNDER THE MERGER AGREEMENT AND DO NOT HAVE ANY DIRECT RIGHTS OR REMEDIES PURSUANT TO THE MERGER AGREEMENT.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. Nothing herein limits or otherwise affects the rights or obligations under the Merger Agreement of any party thereto.
     Cautionary Statement. This Current Report on Form 8-K contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this Current Report on Form 8-K that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Readers should not place undue reliance on such forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. The material factors that could cause actual results to differ materially from those expressed in forward-looking statements include, without limitation, the following: (1) the inability to complete the Merger in a timely manner; (2) the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger, including expiration or termination of the waiting period under the HSR Act; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (4) the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received by Valitás in connection with the Merger Agreement; (5) the impact of the substantial indebtedness incurred to finance the consummation of the Merger; (6) the possibility that competing offers will be made; (7) the effect of the announcement of the transaction on the Company’s business relationships, operating results and business generally, either before or after the consummation of Merger; (8) diversion of management’s attention from ongoing business concerns as a result of the pendency or consummation of the Merger; and (9) general economic or business conditions and other factors. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company’s most recent Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.
     Additional Information and Where to Find It. In connection with the Merger, the Company will file with the SEC a proxy statement with respect to the special meeting of stockholders that will be held to consider the Merger. When completed and filed, the definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISIONS, THE COMPANY’S STOCKHOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER.
     The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (in each case, when available) from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (in each case, when available) by directing a request by mail or telephone to America Service Group Inc., Attn: Scott King, General Counsel, 105 Westpark Drive, Suite 200, Brentwood, Tennessee, 37027, telephone: (615) 373-3100, or from the investor relations section of the Company’s website at http://www.asgr.com.
     Proxy Solicitation. The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider the Merger. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed Merger. Information regarding the Company’s directors and executive officers is also available in the Company’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed with the SEC on April 28, 2010 and updated on May 28, 2010.

Item 8.01.	Other Events.
     The Company issued a press release on March 3, 2011 regarding the Merger described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Beginning March 3, 2011, the Company distributed a letter dated March 1, 2011 from Richard Hallworth, President and CEO, to employees of the Company. A copy of the letter is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

2.1	Agreement and Plan of Merger, dated March 2, 2011, by and among Valitás Health Service, Inc., Whiskey Acquisition Corp. and America Service Group Inc.*
99.1	Press Release of America Service Group Inc. dated March 3, 2011.
99.2	Letter dated March 1, 2011 from Richard Hallworth, President and CEO to employees of the Company.

*	The schedules and exhibits to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any such omitted schedules or exhibits to the SEC upon request.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: March 3, 2011	By:	/s/ Michael W. Taylor
Michael W. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
2.1	Agreement and Plan of Merger, dated March 2, 2011, by and among Valitás Health Service, Inc., Whiskey Acquisition Corp. and America Service Group Inc.*
99.1	Press Release of America Service Group Inc. dated March 3, 2011.
99.2	Letter dated March 1, 2011 from Richard Hallworth, President and CEO to employees of the Company.

*	The schedules and exhibits to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any such omitted schedules or exhibits to the SEC upon request.